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                                                                    Exhibit 23.2
                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the financial statements and schedule of True Temper Sports, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of True Temper Sports, Inc. for the registration of 10 7/8% Senior Subordinated Notes in the amount of $100,000,000 due 2008.


                                             /s/ Ernst & Young LLP


June 3, 1999
Baltimore, Maryland